  Exhibit 99.1

Rekor Launches New Visual Identity

New corporate overview and website reflects focused mission on evolving technology and expansion into new markets

COLUMBIA, MD – May 5, 2020 - Rekor (Nasdaq: REKR) (“the Company”), a Maryland-based company using AI to provide real-time roadway intelligence, announced today it has unveiled a new visual identity. The new visual identity signals the execution of its business plan and a go-to-market strategy that enables its clients to make faster, better informed decisions through the use of the Company’s AI-based technology. The Company’s web site has changed to www.rekor.ai where a new corporate video and overview are available.

“We’ve launched this new visual identity to better reflect who we are, and what we do. In just one year’s time, Rekor has disrupted a mature market with our AI-driven technology, innovative business model and proven results. We already have a strong footprint across Public Safety, Consumer Experience and Smart City markets with a global customer base in over 70 countries and, most importantly, a disruptive pricing model. As the Company’s business continues to grow, it will provide a bridge to big data that will feed even better market insight,” said Robert A. Berman, President and CEO, Rekor.

Rekor has redefined an entire industry by using AI and machine learning to develop software that captures roadway information and identifies valuable patterns in real time. Whether replacing prohibitively expensive legacy systems that do nothing more than see a license plate or installing new comprehensive vehicle recognition and roadway management systems, governments and private companies can use Rekor technology to significantly reduce their total cost and time-to-deployment.

In conjunction with this announcement, the Company also provided additional updates as to its progress, indicating that it has:

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Forged a partnership with a major payment network processor to use Rekor technology to improve drive-thru and curbside pick-up for the quick service restaurant market

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Launched new reseller and partner program created to grow the channel and deliver mutually beneficial collaboration

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Completed automation of new licensing platform enabling frictionless distribution of our high margin SaaS products

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Continued international expansion of its iP360 Parking and citation management solution

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Added over 50 new public safety clients

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Received coverage from B. Riley FBR with an initial Buy rating and $6 price target, stating that the Company's technology is underpenetrated and well positioned for "significant growth"

The Company has also introduced a new tagline to further reinforce its messaging: AI Driven Decisions. The tagline speaks to the Company’s core mission of delivering the most advanced machine learning and machine vision technology to our customers, providing real-time roadway intelligence and delivering faster, better informed decisions whose outcomes can make their communities safer, cities smarter and businesses more successful.

The Company has also assembled an unrivaled senior leadership team with executive appointments over the last year. Berman concluded, “The combined expertise of those on our senior leadership team is second to none. The experience and vision they have each brought to Rekor over the last year has played a significant part in us reaching this milestone. Make no mistake, we are headed for greater places.”

About Rekor

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable faster, better informed decisions with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: http://www.rekor.ai

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Other than statements of historical facts, all statements contained in this press release are forward- looking statements, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements we express or imply. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. All forward- looking statements contained in this press release speak only as of the date on which they were made, are based on management's assumptions and estimates as of such date and are subject to a number of risks, uncertainties and assumptions, including those described under the sections in our Annual and Quarterly Reports filed with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. We undertake no obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:

Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:

Charles Degliomini
Rekor
ir@rekorsystems.com